                                                                      Exhibit 11

                       COMPUTATION OF EARNINGS PER SHARE

                                                         THREE MONTHS ENDED            SIX MONTHS ENDED
                                                              JUNE 30,                     JUNE 30,
                                                   -----------------------------  --------------------------
                                                         1997          1996           1997          1996
                                                   -------------- --------------  -------------- -----------
PRIMARY:
Net income (loss)                                     $(17,183,000)  $ 2,862,000  $(23,002,000)  $ 4,906,000
                                                   ===============  ============  ============   ===========
Shares as adjusted:
 Weighted average common shares outstanding             23,929,771    23,384,472    23,926,771    21,931,074
 Incremental shares from outstanding stock
   options as determined under the treasury
   stock method                                                 --       380,762            --       366,594
                                                   ---------------  ------------  ------------   -----------

Shares as adjusted                                      23,929,771    23,765,234    23,926,771    22,297,668
                                                   ===============  ============  ============   ===========

Net income (loss) per share                           $       (.72)  $       .12  $       (.96)  $       .22
                                                   ===============  ============  ============   ===========


FULLY DILUTED:
Net income (loss)                                     $(17,183,000)  $ 2,862,000  $(23,002,000)  $ 4,906,000
                                                   ===============  ============  ============   ===========
Shares as adjusted:
 Weighted average common shares outstanding             23,929,771    23,384,472    23,926,771    21,931,074
 Incremental shares from outstanding stock
   options as determined under the treasury
   stock method                                                 --       393,442            --       410,619
                                                   ---------------  ------------  ------------   -----------

Shares as adjusted                                      23,929,771    23,777,914    23,926,771    22,341,693
                                                   ===============  ============  ============   ===========

Net income (loss) per share                           $       (.72)  $       .12  $       (.96)  $       .22
                                                   ===============  ============  ============   ===========